UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2010

CENTERLINE HOLDING COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	1-13237	13- 3916825
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Madison Avenue, New York, NY		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-317-5700

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 12, 2010, Centerline Holding Company (the “Registrant”) and Centerline Capital Group Inc. (“CCG”, and together with the Registrant, the “Company”) entered into Amendment No. 1 (the “Amendment”) to Management Agreement (the “Island Management Agreement”) with Island Centerline Manager LLC, an entity owned and operated by a subsidiary of Island Capital Group LLC.  The Amendment provides that the representatives of affiliates of the Manager that do not work on matters pertaining to the business of the Company are excluded from the definition of Manager Representative in the Island Management Agreement.  This description of the Amendment is qualified in its entirety by reference to the complete terms of the Amendment, which is attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

The Exhibit Index appearing after the signature page of this Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centerline Holding Company (Registrant)

May 18, 2010
	By:	/s/ Robert L. Levy
	Name:	Robert L. Levy
	Title:	Chief Financial Officer, Chief Operating Officer and President

EXHIBIT INDEX

Exhibit Number	Description

10.1
Amendment No. 1 to Management Agreement, dated as of May 12, 2010, is made and entered into by and among Island Centerline Manager LLC, a Delaware limited liability company, on the one hand, and Centerline Holding Company, a Delaware statutory trust, Centerline Capital Group Inc., a Delaware corporation, jointly and severally on the other hand.